FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          September 23, 1999
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Commission File Number:                               1-7940
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                         Goodrich Petroleum Corporation
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             (Exact name of registrant as specified in its charter)

     Delaware                                               76-466913
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     State or other jurisdiction of                (I.R.S. Employer ID. No.)
             incorporation or organization)


815 Walker, Suite 1040, Houston, Texas                                77002
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(Address of principal executive offices)                          (Zip Code)

                                 (713) 780-9494
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              (Registrant's telephone number, including area code)

                                      None
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              (Former name, former address and former fiscal year,
                         if changed since last report.)




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Item 5.  Other Events
---------------------
         Effective September 23, 1999, Goodrich Petroleum Corporation (the "Company") and certain of its subsidiaries completed a private placement of $15 million of convertible securities in the form of convertible notes, preferred stock, and warrants. The Company used approximately $3.5 million of the proceeds to secure a 49% working interest in rights previously acquired in the Lafitte Field, located in Jefferson Parish, Louisiana. The Company also restructured its credit facility with Compass Bank to extend the maturity date on its approximately $28 million in outstanding indebtedness to February 1, 2001.

Lafitte Field Acquisition
-------------------------
         On September 23, 1999, the Company acquired a 49% working interest in the Lafitte Field located in Jefferson Parish, Louisiana for approximately $3.5 million in cash. The Lafitte Field, discovered in 1935, has produced in excess of 262 million barrels of oil and 318 billion cubic feet (BCF) of gas from over thirty (30) reservoirs. The Lafitte Field is a mature field with an excellent production history and the Company believes that this acquisition provides it with significant reserve growth potential. The Company has identified approximately 45 development opportunities in the field. The field encompasses over 8,000 acres and is located approximately thirty miles south of New Orleans. The field's productive sands are of excellent quality and are predominantly normal pressured water drive reservoirs encountered at depths between 3000' and 12000'. The Company anticipates commencement of development activities in the fourth quarter of 1999.

Private Placement
-----------------
     On September 23, 1999, the Company and two of its subsidiaries, Goodrich Petroleum Company, L.L.C. ("Goodrich-Louisiana") and Goodrich Petroleum Company-Lafitte, L.L.C. ("Goodrich-Lafitte"), completed a private placement of $15 million of convertible securities.

         Goodrich-Louisiana issued convertible notes in the amount of $6,000,000 that will accrue interest at 8% per annum accruing monthly in arrears until October 1, 2002. Unless extended or converted, the principal and accrued interest will be repayable in 24 months, beginning October 1, 2002. Principal and accrued interest may be converted by the holder at any time into the common stock of the Company at the rate of $4.00 per share. These convertible notes are secured by various collateral, including a mortgage on Goodrich-Louisiana's oil and gas properties. The purchasers of these notes received one warrant to purchase a share of the common stock of the Company at $.9375 (the closing price on the date the transaction was negotiated) for every $4.00 of notes issued. The warrants may be exercised at any time before their expiration on September 30, 2006.

         Goodrich-Lafitte is a newly formed Louisiana limited liability company and is the entity which owns the interest in the Lafitte Field. Goodrich-Lafitte also issued convertible notes in the amount of $6,000,000 that will accrue interest at 8% per annum accruing monthly in arrears until October 1, 2002.


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Unless  extended  or  converted,  the  principal  and accrued  interest  will be repayable in 24 months, beginning October 1, 2002. Principal and accrued interest may be converted by the holder at any time into the common stock of the Company at the rate of $4.00 per share. As an alternative conversion right, the principal and accrued interest under these notes may be converted into common equity interests in Goodrich-Lafitte, after October 1, 2002, if neither the common stock of the Company has a closing price of at least $3.00 per share nor the net asset value per share of the Company is at least $3.00. These convertible notes are secured by various collateral, including a mortgage on Goodrich-Lafitte's oil and gas properties. The purchasers of these notes received one warrant to purchase a share of the common stock of the Company at $.9375 (the closing price on the date the transaction was negotiated) for every $4.00 of notes issued. The warrants may be exercised at any time before their expiration on September 30, 2006.

         Additionally, Goodrich-Louisiana issued $3,000,000 of preferred interests consisting of 300,000 preferred units with a par value and liquidation preference of $10 per share. Distributions on the preferred units will accrue quarterly in arrears at 8% per annum through September 30, 2002. Goodrich-Louisiana has the right to redeem the units at any time. The preference amount and accrued distributions are convertible by the holder at any time into the common stock of the Company at $2.00 per share. Each preferred unit holder was also issued one warrant to purchase a share of common stock of the Company for every $10 of preference value. The warrants are exercisable at $1.50 per share.

         Under the terms of the Goodrich-Louisiana Operating Agreement, the holders of preferred units have no voting rights unless the payment of distributions is six months or more in arrears, in which event the holders of preferred units may participate in the election of company managers. Goodrich-Louisiana is precluded from issuing any new units having preference or priority over the preferred units as to distributions, liquidation or redemption.

         The Subscription Agreement pursuant to which the securities were purchased from the Company provides that within 60 days of closing the Company will register for resale under the Securities Act of 1933 all of the Company's common stock issuable upon conversion or exercise of the securities issued in the private placement.

         Approximately $3.5 million of the proceeds from the private placement were used to purchase the aforementioned interest in the Lafitte Field. The remaining proceeds will be used for development capital expenditures and for general corporate and working capital purposes.

         This transaction would normally have required approval of the Company's shareholders according to the Shareholder Approval Policy of the New York Stock Exchange (the "Exchange"). Pursuant to an exception to this policy and based on a determination by the Company's Audit Committee that the delay necessary in securing shareholder approval prior to the transaction would seriously jeopardize the financial viability of the Company, the Company's Audit Committee approved the Company's omission to seek shareholder approval. The Exchange accepted the Company's application for use of the exception.


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Restructuring of Credit Agreement
---------------------------------
         The Company modified its Credit Agreement with Compass Bank. The restructured credit facility provides for a borrowing base facility (Tranche A) of 19,300,000 with monthly commitment reductions of $300,000 beginning on December 1, 1999. Interest on the Tranche A facility is the Compass Bank Index Rate and is payable monthly. The restructured credit facility also establishes a Tranche B loan in the amount of $9,000,000. The Tranche B loan has an interest rate of Compass Bank Index Rate plus 2% payable on a monthly basis. The maturity date for amounts drawn under the Tranche A and Tranche B is February 1, 2001 with no borrowing base redeterminations conducted prior to that date.

         Substantially all the Company's assets are pledged to secure both the convertible notes and the credit facility.

         The foregoing summaries of the Subscription Agreement governing the sale of the securities and the other agreements pursuant to which the transactions described above were consummated are qualified in their entirety by reference to the complete documents, each of which is filed as an exhibit to this report and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.
-------------------------------------------
         (a)      Financial Statement of Businesses Acquired:

                  Note: Financial statements with respect to the Lafitte Field acquisition are not included in this report and will be filed by amendment on or prior to December 10, 1999, if required.

         (b)      Pro forma financial information:

                  None

         (c)      Exhibits:

                  2.1      Lafitte Field Acquisition documents

                  4.1      Form of Subscription Agreement
                  4.2      Goodrich-Louisiana Credit Agreement
                  4.3      Convertible Note (Pari Passu Debt)
                  4.4      Convertible Note (Subordinated Debt)
                  4.5      Goodrich-Lafitte Credit Agreement
                  4.6      Convertible Note (Lafitte Debt)
                  4.7      Form of Preferred Unit
                  4.8      Designations for Series A Preferred Units
                  4.9      Form of Warrant (Issued with Convertible Notes)
                  4.10     Form of Warrant (Issued with Preferred Units)
                  4.11     Compass Bank Credit Agreement


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                              GOODRICH PETROLEUM CORPORATION



       October 11, 1999
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           Date                                Walter G. Goodrich, President and
                                                       Chief Executive Officer





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